Exhibit 99.1

Popular, Inc. Announces Fourth Quarter 2024 Financial Results

•	Net income of $177.8 million in Q4 2024, compared to net income of $155.3 million in Q3 2024.

•

Net income of $614.2 million for the year 2024, compared to net income of $541.3 million for the year 2023. Excluding expenses incurred in connection with the FDIC Special Assessment and prior period tax withholdings, the adjusted net income for 2024 was $646.1 million, compared to $586.6 million in 2023, which also excluded FDIC Special Assessment expenses.

•	Net interest income of $590.8 million in Q4 2024, an increase of $18.3 million when compared to Q3 2024.

•	Net interest margin of 3.35% in Q4 2024, compared to 3.24% in Q3 2024; net interest margin on a taxable equivalent basis of 3.62% in Q4 2024, compared to 3.47% in Q3 2024.

•	Non-interest income of $164.7 million in Q4 2024, compared to $164.1 million in Q3 2024.

•	Operating expenses amounted to $467.6 million in Q4 2024, flat when compared to Q3 2024.

•	Credit quality metrics remained stable:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $10.6 million from Q3 2024; NPLs to loans ratio decreased five basis points to 0.95%;

•

Net charge-offs (“NCOs”) increased by $8.9 million from Q3 2024; annualized NCOs to average loans held-in-portfolio (“NCO Ratio”) at 0.74% vs. 0.65% in Q3 2024. For the year 2024, the NCO Ratio was 0.68% vs. 0.44% in 2023;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.01% vs. 2.06% in Q3 2024; and

•	ACL to NPLs at 212.7% vs. 206.0% in Q3 2024.

•	Money market and investment securities increased by $814.8 million from Q3 2024; average quarterly balances decreased by $1.0 billion.

•	Loans in the portfolio, excluding loans held-for-sale, amounted to $37.1 billion, up $912.7 million from Q3 2024; average quarterly loan balances higher by $781.0 million.

•	Deposit balances amounted to $64.9 billion, an increase of $1.2 billion from Q3 2024; average quarterly deposit balances lower by $295.0 million.

•

Capital actions during 2024 included the repurchase of 2,256,420 shares of common stock for $217.3 million, at an average price of $96.32 per share, under a common stock repurchase authorization of up to $500 million announced in Q3 2024, as well as an increase in the Corporation’s quarterly common stock dividend from $0.62 to $0.70 per share, commencing with the dividend declared in the fourth quarter of 2024.

•	Common Equity Tier 1 ratio of 16.03%, Common Equity per share of $79.71 and Tangible Book Value per share of $68.16 at December 31, 2024, a decrease of $0.88 per share from Q3 2024.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $177.8 million for the quarter ended December 31, 2024, compared to net income of $155.3 million for the quarter ended September 30, 2024.

Ignacio Alvarez, Chief Executive Officer, said: “Our financial results for the fourth quarter were solid, with net income of $178 million. We achieved strong loan growth and continued to increase our net interest income and net interest margin.

We closed the year on a strong footing, continuing our positive earnings trajectory with a 10% increase in our adjusted net income.

Our strong capital and liquidity position allowed us to recommence share buybacks and increase our dividend during 2024.

We are also pleased by the acceleration in the pace of our Transformation, which is already generating tangible results. We are making meaningful progress in the modernization of our customer channels and enhancement of our customers’ experience.

I am thankful for our employees’ hard work and dedication throughout the year and optimistic about our prospects for 2025 as we continue to leverage the improved performance of the Puerto Rico economy and the strength of our franchise.”

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-24	30-Sep-24	31-Dec-23	31-Dec-24	31-Dec-23
Net interest income	$590,759	$572,473	$534,180	$2,282,288	$2,131,524
Provision for credit losses	66,102	71,448	78,663	256,942	208,609

Net interest income after provision for credit losses	524,657	501,025	455,517	2,025,346	1,922,915
Other non-interest income	164,703	164,082	168,743	658,909	650,724
Operating expenses	467,627	467,321	531,145	1,887,637	1,898,100

Income before income tax	221,733	197,786	93,115	796,618	675,539
Income tax expense (benefit)	43,916	42,463	(1,479)	182,406	134,197

Net income	$177,817	$155,323	$94,594	$614,212	$541,342

Net income applicable to common stock	$177,464	$154,970	$94,241	$612,800	$539,930

Net income per common share-basic	$2.51	$2.16	$1.31	$8.56	$7.53

Net income per common share-diluted	$2.51	$2.16	$1.31	$8.56	$7.52

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it has determined that these measures provide more meaningful information about the underlying performance of the Corporation’s ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net Interest Income on a Taxable Equivalent Basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D, E and F. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this measure provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

Tangible common equity, the tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Adjusted net income

In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The following tables present the reconciliation of the net income to the adjusted net income (non-GAAP) for the years ended December 31, 2024 and December 31, 2023. There were no adjustments to net income for the quarters ended December 31, 2024 and September 30, 2024.

Adjusted Net Income for the Year Ended December 31, 2024 (Non-GAAP)

(Unaudited)	Income before income tax	Income tax expense (benefit)
(In thousands)			Total
U.S. GAAP Net income	$796,618	$182,406	$614,212
Non-GAAP Adjustments:
FDIC Special Assessment [1]	14,287	(5,234)	9,053
Adjustments related to tax withholdings on prior period distributions from U.S. subsidiaries [2]	6,400	16,483	22,883

Adjusted net income (Non-GAAP)	$817,305	$171,157	$646,148

[1]	Expense recorded in the first quarter of 2024 related to the Special Assessment imposed by the FDIC to recover the losses in connection with the receivership of several failed banks.
[2]	Expense recorded in the first quarter of 2024 related to tax withholdings on prior period distributions from U.S. subsidiaries

Adjusted Net Income for the Year Ended December 31, 2023 (Non-GAAP)

(Unaudited)	Income before income tax	Income tax expense(benefit)
(In thousands)			Total
U.S. GAAP Net income	$675,539	$134,197	$541,342
Non-GAAP Adjustments:
FDIC Special Assessment [1]	71,435	(26,170)	45,265

Adjusted net income (Non-GAAP)	$746,974	$160,367	$586,607

[1]	Expense recorded in the fourth quarter of 2023 related to the Special Assessment imposed by the FDIC to recover the losses in connection with the receivership of several failed banks.

Net interest income and net interest income on a taxable equivalent basis (non-GAAP )

The Corporation’s net interest income for the fourth quarter of 2024 was $590.8 million, an increase of $18.3 million compared to $572.5 million in the previous quarter. The net interest margin for the quarter was 3.35%, compared to 3.24% in the third quarter of 2024, an increase of 11 basis points.

Net Interest Income and Net Interest Margin Taxable Equivalent (Non-GAAP)

Net interest income on a taxable equivalent basis for the fourth quarter of 2024 was $638.5 million, compared to $612.9 million in the previous quarter, an increase of $25.6 million. Net interest margin on a taxable equivalent basis for the fourth quarter of 2024 was 3.62%, an increase of 15 basis points.

The increase in the taxable equivalent adjustment, quarter over quarter, was driven by a reduction in the cost of deposits while the yield of tax-exempt assets during the period remained flat.

The main drivers of the net interest income increase on a taxable equivalent basis were:

•

lower interest expense on deposit accounts during the fourth quarter by $35.3 million, mainly associated with reductions in market-linked P.R. Government deposit accounts and the repricing across most of the other deposit products in response to declining short-term interest rates which resulted in lower costs of interest-bearing deposits by 27 basis points; and

•	higher interest income from loans by $10.6 million driven by higher volumes across most loan portfolios, partially offset by lower yields by 5 basis points;

partially offset by:

•	lower interest income from money market investments and investment securities by $16.8 million or 63 basis points; and

•	lower income from investment securities by $4.2 million, due to lower reinvestment activity resulting from an increase in loan volumes.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

For the Banco Popular de Puerto Rico (“BPPR”) segment, net interest income for the fourth quarter of 2024 amounted to $506.9 million, an increase of $18.9 million from the previous quarter. Net interest margin increased by 15 basis points to 3.56%. Net interest income for the quarter improved due to a 29-basis point reduction in deposit costs at BPPR, despite lower volumes of earning assets at lower yields. The reduction of average earning assets in BPPR is tied to a decrease in volume of low-cost deposits. During the quarter, total average deposits were lower by $231.7 million, including lower P.R. Government deposits by $125.7 million. The reduction of earning assets yields of six basis points during the fourth quarter of 2024, follow the re-pricing of money market investments and adjustable-rate loans due to recent Federal Open Market Committee (FOMC) federal funds rate declines of 50 basis points in the third quarter and 25 basis points in the fourth quarter of 2024.

Factors impacting net interest income for the BPPR segment include:

•

lower interest expense on deposit accounts by $30.7 million, mainly driven by a $27.4 million decrease in the cost of P.R. Government deposits. Total cost of interest-bearing deposits for the BPPR segment decreased by 29 basis points from the previous quarter to 2.26%, including a reduction in the cost of P.R. Government deposits of 56 basis points. Total deposits cost, including demand deposits, decreased by 22 basis points to 1.67% compared to 1.89% in the third quarter of 2024; and

•

higher interest income from loans by $8.8 million, primarily from higher average balances in commercial, auto, and mortgage loans, offset in part by lower yields in the commercial, construction and credit card portfolios which include variable rate loans;

partially offset by:

•

lower interest income from investments in securities and money market investments by $11.0 million and $10.0 million, respectively, driven by lower yields resulting from changes in federal funds rates, and lower average balances due to higher volume of loans and lower volume of deposits.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

In the Popular Bank (“PB”, or “Popular U.S.”) segment, net interest income was $92.2 million, $1.0 million lower when compared to the previous quarter. Net interest margin decreased by 2 basis points to 2.71%.

Main variances in Popular U.S include:

•	lower interest income from money markets by $6.7 million due to lower volumes, driven in part by higher loan balances, and lower yields;

partially offset by:

•

lower interest expense on deposit accounts by $4.7 million driven by a decrease in deposit costs as a result of recent market repricing and lower volumes in high-cost interest bearing deposit accounts such as online savings and time deposit accounts and wholesale deposits. Average deposit balances during the quarter were lower by $32.7 million. During the fourth quarter, total cost of interest-bearing deposits decreased 17 basis points to 3.63%, while total cost of deposits decreased 15 basis points to 3.20%; and

•

higher income from loans by $0.4 million mainly due to higher volumes in the commercial and construction loan portfolios, partially offset by lower yields, mainly in the construction portfolio that is tied to the prime lending rate.

Refer to tables D, E and F for more details on the components of net interest income and net interest margin taxable equivalent.

Non-interest income

Non-interest income amounted to $164.7 million for the quarter ended December 31, 2024, an increase of $0.6 million when compared to $164.1 million for the quarter ended September 30, 2024. The variance in non-interest income was primarily due to higher income from mortgage banking activities by $3.6 million, mainly due to a favorable variance in the fair value adjustment of mortgage servicing rights (“MSRs”) driven by higher escrow float earnings and lower prepayment speed, partially offset by lower income in equity securities by $1.9 million, mainly due to lower valuation of securities held for deferred benefit plans, which have an offsetting effect in personnel costs.

Effective December 1, 2024, Popular Auto LLC, a wholly-owned subsidiary of Banco Popular de Puerto Rico, completed the sale of its daily car rental business. Daily rental car units and other related assets totaling approximately $52.1 million in book value were transferred to the purchaser at closing at near book value. Daily rental revenue, presented as part of Other Operating Income in the accompanying Consolidated Statements of Operation, for the quarter ended December 31, 2024 amounted to $3.2 million, a decrease of $1.8 million compared to the quarter ended September 30, 2024.

Refer to Table B for further details.

Operating expenses

Operating expenses for the fourth quarter of 2024 totaled $467.6 million, an increase of $0.3 million when compared to the third quarter of 2024. The variance in operating expenses was driven primarily by:

•	higher professional fees by $5.7 million mainly due to consulting fees related to corporate initiatives and IT projects;

•	higher business promotion expense by $4.2 million mainly due to seasonal projects and higher donations granted during the quarter; and

•

higher personnel costs by $3.9 million mainly due to higher incentive compensation by $3.4 million and higher health insurance costs by $1.4 million; partially offset by a $1.4 million decrease in other personnel costs, mainly related to the valuation of equity securities held for deferred compensation plans, which have an offsetting effect in equity securities income.

partially offset by:

•	lower technology and software expenses by $7.1 million, mainly due to IT projects which have reached the development stage and whose related costs are capitalized;

•	lower equipment expense by $4.5 million, mainly due to a decrease in daily rental vehicle fleet depreciation as a result of the vehicles sold as part of the daily car rental business transaction; and

•	higher other real estate volume of other real estate owned (OREO) income by $1.7 million due to higher volume of units sold and higher gains on sale per unit;

Full-time equivalent employees were 9,231 as of December 31, 2024, compared to 9,246 as of September 30, 2024.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended December 31, 2024, the Corporation recorded an income tax expense of $43.9 million, compared to an income tax expense of $42.5 million for the previous quarter.

The effective tax rate (“ETR”) for the fourth quarter of 2024 was 19.8%, compared to 21.5% for the previous quarter. The ETR for the year ended December 31, 2024 was 22.9% compared to 19.9% for the previous year. The ETR of the Corporation is impacted by the composition and source of its taxable income. Excluding the impact of the FDIC Special Assessment and the prior period tax withholding adjustment, the ETR for the year ended 2024 was 20.9%, compared to 21.5% for the year ended 2023.

Credit Quality

The Corporation’s credit quality metrics remained stable in the fourth quarter of 2024 when compared to the previous quarter, with NPLs, NCOs and inflows to NPLs below historical averages. The auto loans and credit cards portfolios continued to show increases in delinquencies and NCOs, while the mortgage and commercial portfolios continued to operate with strong credit quality trends. The Corporation continues to actively monitor changes in the macroeconomic environment and borrower performance given higher interest rates and inflationary pressures. Management believes that the improvements over recent years in risk management practices and the overall risk profile of the Corporation’s loan portfolio positions the Corporation to continue to operate successfully in the current environment.

The following presents credit quality results for the fourth quarter of 2024:

Non-Performing Loans and Net Charge Offs

Total NPLs decreased by $10.6 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-the-portfolio increased by $1.9 million in the fourth quarter of 2024. The ratio of NPLs to total loans held in the portfolio was 0.95% for the fourth quarter of 2024, compared to 1.0% for the previous quarter. The drivers of these changes were:

•

In the BPPR segment, NPLs increased by $3.3 million, mainly driven by higher auto loans and leases NPLs by $4.0 million and $2.2 million, respectively, offset in part by lower commercial NPLs by $2.7 million. Excluding consumer loans, inflows to NPLs in the BPPR segment increased by $11.0 million compared to the previous quarter, mostly related to higher mortgage inflows.

•

In the PB segment, NPLs decreased by $13.9 million driven by a $17.3 million commercial loan sale. Inflows to NPLs, excluding consumer loans, decreased by $9.1 million, driven by lower mortgage inflows by $15.8 million, as the prior quarter included the impact of a $17.1 million single mortgage relationship, offset in part by higher commercial inflows by $6.6 million.

Total NCOs of $67.4 million, increased by $8.9 million when compared to the third quarter of 2024. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio for the fourth quarter was 0.74%, compared to 0.65% in the third quarter of 2024. For the year 2024, the NCOs ratio was 0.68% or 24 bps higher than for the year ended December 2023. The drivers of these changes for the quarter are mainly related to the following:

•	In the BPPR segment, NCOs increased by $8.0 million quarter-over-quarter, mainly driven by higher consumer NCOs by $5.7 million and lower recoveries in the mortgage portfolio by $2.0 million.

•	In the PB segment, NCOs remained flat quarter-over-quarter.

Refer to Table N for further information on NCOs and related ratios.

Other Real Estate Owned Properties (“OREO”)

As of December 31, 2024, the Corporation’s OREO portfolio amounted to $57.3 million, a decrease of $5.8 million when compared to the third quarter of 2024. The decrease in OREO assets was driven by the sale of residential OREO properties in the BPPR segment.

Refer to Table L for additional information and related ratios.

Allowance for Credit Losses (“ACL”) and Provision for Credit Losses (“PCL”)

The ACL as of December 31, 2024 amounted to $746.0 million, an increase of $1.7 million when compared to the third quarter of 2024.

In the BPPR segment, the ACL increased by $4.5 million driven by an increase of $10.7 million in reserves for consumer loans, in part offset by a $6.1 million decrease in reserves for commercial loans. The increase in consumer loans reserves was due mainly to changes in the credit quality of the auto and credit cards portfolios, while the decrease in the reserve for commercial loans was mainly prompted by the implementation of a new model for commercial real estate (“CRE”) non-owner-occupied loans in Puerto Rico. Continued strength in the Puerto Rico labor market and stable credit metrics for this portfolio contributed to the reduction in reserves.

In the PB segment, the ACL decreased by $2.8 million from the previous quarter, mainly due to improvements in risk ratings of certain commercial relationships.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.01% in the fourth quarter of 2024, compared to 2.06% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio was 212.7%, compared to 206.0% in the previous quarter.

The provision for loan losses for the loan and lease portfolios for the fourth quarter of 2024 was $69.1 million, compared to $72.8 million in the previous quarter. The provision for loan losses for the BPPR segment amounted to $67.1 million, compared to $77.2 million in the previous quarter. This reduction was mainly driven by lower provision expense for commercial loans, in part due to the implementation of a new model for CRE non-owner-occupied-loans, partially offset by higher provision expense for the consumer portfolios. The provision for loan losses for the PB segment amounted to $2.0 million, compared to a release of $4.4 million in the prior quarter.

The provision for loan losses for the loan and lease portfolios, along with the $2.9 million reserve release related to unfunded loan commitments and the $0.1 million reserve release for the Corporation’s investment portfolio for the fourth quarter of 2024, are consolidated and shown together under the provision for credit losses in our Consolidated Statement of Operations. For the fourth quarter, the provision for credit losses amounted to $66.1 million, compared to $71.4 million in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23
Non-performing loans held-in-portfolio	$350,780	$361,398	$357,611
Other real estate owned	57,268	63,028	80,416

Total non-performing assets	$408,048	$424,426	$438,027

Net charge-offs for the quarter	$67,433	$58,529	$56,947

Ratios:
Loans held-in-portfolio	$37,107,652	$36,194,967	$35,064,971
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.95%	1.00%	1.02%
Allowance for credit losses to loans held-in-portfolio	2.01	2.06	2.08
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	212.68	205.96	203.95

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23	31-Dec-24	31-Dec-23
Provision for credit losses (benefit) - loan portfolios:
BPPR	$67,088	$77,147	$67,235	$253,828	$194,834
Popular U.S.	2,041	(4,378)	7,983	4,613	6,705

Total provision for credit losses (benefit) - loan portfolios	$69,129	$72,769	$75,218	$258,441	$201,539

Credit Quality by Segment

(Unaudited)
(Dollars in thousands)	Quarters ended
BPPR	31-Dec-24	30-Sep-24	31-Dec-23
Provision for credit losses - loan portfolios	$67,088	$77,147	$67,235
Net charge-offs	62,604	54,581	51,913
Total non-performing loans held-in-portfolio	292,091	288,815	328,718
Annualized net charge-offs to average loans held-in-portfolio	0.97%	0.86%	0.86%
Allowance / loans held-in-portfolio	2.56%	2.59%	2.61%
Allowance / non-performing loans held-in-portfolio	229.61%	230.66%	194.65%

	Quarters ended
Popular U.S.	31-Dec-24	30-Sep-24	31-Dec-23
Provision for credit losses (benefit) - loan portfolios	$2,041	$(4,378)	$7,983
Net charge-offs	4,829	3,948	5,034
Total non-performing loans held-in-portfolio	58,689	72,583	28,893
Annualized net charge-offs to average loans held-in-portfolio	0.18%	0.15%	0.19%
Allowance / loans held-in-portfolio	0.69%	0.75%	0.85%
Allowance / non-performing loans held-in-portfolio	128.40%	107.66%	309.70%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23
Cash and money market investments	$6,800,586	$6,958,382	$7,419,333
Investment securities	26,244,977	25,280,451	25,148,673
Loans	37,107,652	36,194,967	35,064,971
Total assets	73,045,383	71,323,074	70,758,155
Deposits	64,884,345	63,668,501	63,618,243
Borrowings	1,176,126	973,736	1,078,332
Total liabilities	67,432,317	65,532,560	65,611,202
Stockholders’ equity	5,613,066	5,790,514	5,146,953

Total assets amounted to $73.0 billion at December 31, 2024, an increase of $1.7 billion from the third quarter of 2024, driven by:

•

an increase in securities available-for-sale (“AFS”) of $1.1 billion, mainly due to an increase in investments in U.S. Treasury bills, partially offset by maturities and principal paydowns and unfavorable changes in the fair value of debt securities; and

•

an increase in loans held-in-portfolio by $912.7 million, driven by an increase of $453.6 million in BPPR across all portfolios, particularly commercial and mortgage loans, and an increase of $459.1 million in PB, mainly in the commercial and construction portfolios;

partially offset by:

•	a decrease in money market investments of $149.8 million, mainly driven by the deployment of funds to support loan growth; and

•

a decrease in securities held-to-maturity (“HTM”) of $107.2 million driven by maturities, partially offset by the amortization of $45.8 million of the discount related to U.S. Treasury securities previously reclassified from AFS to HTM.

Total liabilities increased by $1.9 billion from the third quarter of 2024, driven by:

•	an increase of $1.2 billion in deposits, driven by:

•

higher deposits balances at BPPR of $1.3 billion due to increases in P.R. Government deposits by $747.6 million and in non-P.R. Government deposits by $601.4 million, which include deposits held in trust for debt service payments made in January 2025; and

•	lower deposits balances at PB of $187.1 million, mainly in interest bearing accounts, including deposits gathered through direct online channels;

•

an increase in other liabilities of $481.5 million, mainly driven by $495.1 million in unsettled trade payables related to U.S. Treasury securities purchased during the fourth quarter of 2024, which were settled in the first quarter of 2025; and

•	an increase in other short-term borrowings of $225.0 million, due to FHLB advances in PB.

Stockholders’ equity decreased by $177.4 million from the third quarter of 2024 mainly due to the change in the accumulated other comprehensive loss driven by the increase in net unrealized losses in the portfolio of AFS securities of $197.7 million, an increase in Treasury Stock of $159.1 million due to common stock repurchases, and the common and preferred dividends declared during the quarter of $49.9 million, partially offset by the amortization of unrealized losses from securities previously reclassified to HTM of $36.6 million, net of tax, a pension liability adjustment of $16.4 million, coupled with the quarter’s net income of $177.8 million. As of December 31, 2024, Popular has repurchased 2,256,420 shares of common stock for $217.3 million as part of the previously announced common stock repurchase authorization.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.03%, $79.71 and $68.16 respectively, at December 31, 2024, compared to 16.42%, $80.35 and $69.04, respectively, at September 30, 2024. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, including extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2023, our Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and in the Form 10-K for the year ended December 31, 2024, to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Tuesday, January 28, 2025 at 10:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 200257.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, February 27, 2025. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 527575.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Fourth Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Years ended
	31-Dec-24	30-Sep-24	31-Dec-23	31-Dec-24	31-Dec-23
Basic EPS	$2.51	$2.16	$1.31	$8.56	$7.53
Diluted EPS	$2.51	$2.16	$1.31	$8.56	$7.52
Average common shares outstanding	70,722,548	71,807,136	71,810,073	71,590,757	71,710,265
Average common shares outstanding - assuming dilution	70,740,958	71,828,402	71,881,020	71,623,702	71,791,692
Common shares outstanding at end of period	70,141,291	71,787,349	72,153,621	70,141,291	72,153,621
Market value per common share	$94.06	$100.27	$82.07	$94.06	$82.07
Market capitalization - (In millions)	$6,597	$7,198	$5,922	$6,597	$5,922
Return on average assets	0.97%	0.84%	0.52%	0.84%	0.76%
Return on average common equity	9.94%	8.82%	5.55%	8.72%	8.21%
Net interest margin (non-taxable equivalent basis)	3.35%	3.24%	3.08%	3.24%	3.13%
Net interest margin (taxable equivalent basis) -non-GAAP	3.62%	3.47%	3.26%	3.49%	3.31%
Common equity per share	$79.71	$80.35	$71.03	$79.71	$71.03
Tangible common book value per common share (non-GAAP) [1]	$68.16	$69.04	$59.74	$68.16	$59.74
Tangible common equity to tangible assets (non-GAAP) [1]	6.62%	7.03%	6.16%	6.62%	6.16%
Return on average tangible common equity [1]	11.22%	9.98%	6.32%	9.85%	9.40%
Tier 1 capital	16.08%	16.48%	16.36%	16.08%	16.36%
Total capital	17.83%	18.24%	18.13%	17.83%	18.13%
Tier 1 leverage	8.66%	8.67%	8.51%	8.66%	8.51%
Common Equity Tier 1 capital	16.03%	16.42%	16.30%	16.03%	16.30%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance Q4 2024 vs. Q3 2024	Quarter ended	Variance Q4 2024 vs. Q4 2023	Years ended
(In thousands, except per share information)	31-Dec-24	30-Sep-24		31-Dec-23		31-Dec-24	31-Dec-23
Interest income:
Loans	$673,858	$664,731	$9,127	$623,438	$50,420	$2,626,058	$2,331,654
Money market investments	79,302	96,061	(16,759)	100,840	(21,538)	352,195	366,625
Investment securities	166,607	176,656	(10,049)	143,214	23,393	695,010	547,028

Total interest income	919,767	937,448	(17,681)	867,492	52,275	3,673,263	3,245,307

Interest expense:
Deposits	315,701	350,985	(35,284)	319,200	(3,499)	1,336,121	1,050,024
Short-term borrowings	928	1,430	(502)	1,342	(414)	4,676	7,329
Long-term debt	12,379	12,560	(181)	12,770	(391)	50,178	56,430

Total interest expense	329,008	364,975	(35,967)	333,312	(4,304)	1,390,975	1,113,783

Net interest income	590,759	572,473	18,286	534,180	56,579	2,282,288	2,131,524
Provision for credit losses	66,102	71,448	(5,346)	78,663	(12,561)	256,942	208,609

Net interest income after provision for credit losses	524,657	501,025	23,632	455,517	69,140	2,025,346	1,922,915

Service charges on deposit accounts	38,060	38,315	(255)	37,699	361	151,343	147,476
Other service fees	99,350	98,748	602	96,692	2,658	389,233	374,440
Mortgage banking activities	6,306	2,670	3,636	6,388	(82)	19,059	21,497
Net (loss) gain, including impairment, on equity securities	(2,459)	(546)	(1,913)	2,317	(4,776)	(1,583)	3,482
Net (loss) gain on trading account debt securities	(10)	817	(827)	750	(760)	1,445	1,382
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	440	—	440	(71)	511	440	(115)
Adjustments to indemnity reserves on loans sold	483	808	(325)	2,350	(1,867)	1,266	2,319
Other operating income	22,533	23,270	(737)	22,618	(85)	97,706	100,243

Total non-interest income	164,703	164,082	621	168,743	(4,040)	658,909	650,724

Operating expenses:
Personnel costs
Salaries	135,793	135,983	(190)	127,809	7,984	529,794	505,935
Commissions, incentives and other bonuses	30,494	26,350	4,144	26,632	3,862	126,081	112,657
Pension, postretirement and medical insurance	17,794	16,387	1,407	17,598	196	68,185	67,469
Other personnel costs, including payroll taxes	21,713	23,136	(1,423)	22,626	(913)	96,391	91,984

Total personnel costs	205,794	201,856	3,938	194,665	11,129	820,451	778,045
Net occupancy expenses	27,666	28,031	(365)	30,282	(2,616)	111,430	111,586
Equipment expenses	4,846	9,349	(4,503)	10,179	(5,333)	33,424	37,057
Other taxes	18,581	17,757	824	14,636	3,945	66,046	55,926
Professional fees	32,452	26,708	5,744	39,065	(6,613)	125,822	161,142
Technology and software expenses	81,395	88,452	(7,057)	76,772	4,623	329,061	290,615
Processing and transactional services
Credit and debit cards	11,657	11,761	(104)	6,682	4,975	49,301	44,578
Other processing and transactional services	23,410	22,559	851	22,779	631	93,376	93,492

Total processing and transactional services	35,067	34,320	747	29,461	5,606	142,677	138,070
Communications	4,756	5,229	(473)	4,181	575	18,899	16,664
Business promotion
Rewards and customer loyalty programs	16,778	16,533	245	14,130	2,648	63,773	59,092
Other business promotion	13,077	9,104	3,973	13,767	(690)	38,157	35,834

Total business promotion	29,855	25,637	4,218	27,897	1,958	101,930	94,926
Deposit insurance	9,725	10,433	(708)	81,385	(71,660)	54,626	105,985
Other real estate owned (OREO) income	(4,379)	(2,674)	(1,705)	(5,178)	799	(18,124)	(15,375)
Other operating expenses

Operational losses	6,047	5,769	278	6,921	(874)	27,200	23,505
All other	15,117	15,750	(633)	20,084	(4,967)	71,257	73,774

Total other operating expenses	21,164	21,519	(355)	27,005	(5,841)	98,457	97,279
Amortization of intangibles	705	704	1	795	(90)	2,938	3,180
Goodwill impairment charge	—	—	—	—	—	—	23,000

Total operating expenses	467,627	467,321	306	531,145	(63,518)	1,887,637	1,898,100

Income before income tax	221,733	197,786	23,947	93,115	128,618	796,618	675,539
Income tax expense (benefit)	43,916	42,463	1,453	(1,479)	45,395	182,406	134,197

Net income	$177,817	$155,323	$22,494	$94,594	$83,223	$614,212	$541,342

Net income applicable to common stock	$177,464	$154,970	$22,494	$94,241	$83,223	$612,800	$539,930

Net income per common share - basic	$2.51	$2.16	$0.35	$1.31	$1.20	$8.56	$7.53

Net income per common share - diluted	$2.51	$2.16	$0.35	$1.31	$1.20	$8.56	$7.52

Dividends Declared per Common Share	$0.70	$0.62	$0.08	$0.62	$0.08	$2.56	$2.27

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23	Variance Q4 2024 vs. Q3 2024
Assets:
Cash and due from banks	$419,638	$427,594	$420,462	$(7,956)
Money market investments	6,380,948	6,530,788	6,998,871	(149,840)
Trading account debt securities, at fair value	32,831	30,843	31,568	1,988
Debt securities available-for-sale, at fair value	18,245,903	17,186,123	16,729,044	1,059,780
Debt securities held-to-maturity, at amortized cost	7,758,077	7,865,294	8,194,335	(107,217)
Less: Allowance for credit losses	5,317	5,430	5,780	(113)

Debt securities held-to-maturity, net	7,752,760	7,859,864	8,188,555	(107,104)

Equity securities	208,166	198,191	193,726	9,975
Loans held-for-sale, at lower of cost or fair value	5,423	5,509	4,301	(86)
Loans held-in-portfolio	37,522,995	36,599,612	35,420,879	923,383
Less: Unearned income	415,343	404,645	355,908	10,698
Allowance for credit losses	746,024	744,320	729,341	1,704

Total loans held-in-portfolio, net	36,361,628	35,450,647	34,335,630	910,981

Premises and equipment, net	601,787	624,376	565,284	(22,589)
Other real estate	57,268	63,028	80,416	(5,760)
Accrued income receivable	263,389	257,406	263,433	5,983
Mortgage servicing rights, at fair value	108,103	108,827	118,109	(724)
Other assets	1,797,759	1,767,919	2,014,564	29,840
Goodwill	802,954	804,428	804,428	(1,474)
Other intangible assets	6,826	7,531	9,764	(705)

Total assets	$73,045,383	$71,323,074	$70,758,155	$1,722,309

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,139,555	$15,276,071	$15,419,624	$(136,516)
Interest bearing	49,744,790	48,392,430	48,198,619	1,352,360

Total deposits	64,884,345	63,668,501	63,618,243	1,215,844

Assets sold under agreements to repurchase	54,833	55,360	91,384	(527)
Other short-term borrowings	225,000	—	—	225,000
Notes payable	896,293	918,376	986,948	(22,083)
Other liabilities	1,371,846	890,323	914,627	481,523

Total liabilities	67,432,317	65,532,560	65,611,202	1,899,757

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,048	1,048	1,048	—
Surplus	4,908,693	4,853,869	4,843,399	54,824
Retained earnings	4,570,957	4,495,878	4,194,851	75,079
Treasury stock	(2,228,535)	(2,069,430)	(2,018,957)	(159,105)
Accumulated other comprehensive loss, net of tax	(1,661,240)	(1,512,994)	(1,895,531)	(148,246)

Total stockholders’ equity	5,613,066	5,790,514	5,146,953	(177,448)

Total liabilities and stockholders’ equity	$73,045,383	$71,323,074	$70,758,155	$1,722,309

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended December 31, 2024 and September 30, 2024

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Dec-24	30-Sep-24	Variance	31-Dec-24	30-Sep-24	Variance		31-Dec-24	30-Sep-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,571	$7,033	$(462)	4.80%	5.43%	(0.63)%	Money market investments	$79,301	$96,061	$(16,760)	$(10,705)	$(6,055)
27,015	27,569	(554)	2.92	2.92	—	Investment securities [1]	198,116	202,317	(4,201)	(287)	(3,914)
32	30	2	5.82	5.87	(0.05)	Trading securities	470	436	34	(4)	38

33,618	34,632	(1,014)	3.29	3.43	(0.14)	Total money market, investment and trading securities	277,887	298,814	(20,927)	(10,996)	(9,931)

						Loans:
18,297	17,798	499	6.84	6.90	(0.06)	Commercial	314,615	308,734	5,881	(2,708)	8,589
1,204	1,129	75	8.38	8.85	(0.47)	Construction	25,352	25,102	250	(1,362)	1,612
1,898	1,851	47	7.03	6.97	0.06	Leasing	33,361	32,241	1,120	292	828
8,039	7,911	128	5.78	5.73	0.05	Mortgage	116,254	113,409	2,845	1,004	1,841
3,218	3,211	7	13.79	14.08	(0.29)	Consumer	111,538	112,423	(885)	(1,192)	307
3,908	3,879	29	9.02	8.94	0.08	Auto	88,564	87,189	1,375	731	644

36,564	35,779	785	7.51	7.56	(0.05)	Total loans	689,684	679,098	10,586	(3,235)	13,821

$70,182	$70,411	$(229)	5.49%	5.53%	(0.04)%	Total earning assets	$967,571	$977,912	$(10,341)	$(14,231)	$3,890

						Interest bearing deposits:
$25,954	$26,148	$(194)	3.21%	3.64%	(0.43)%	NOW and money market [2]	$209,227	$238,923	$(29,696)	$(31,943)	$2,247
14,246	14,322	(76)	0.88	0.92	(0.04)	Savings	31,341	33,169	(1,828)	(1,609)	(219)
8,978	9,069	(91)	3.33	3.46	(0.13)	Time deposits	75,133	78,893	(3,760)	(3,234)	(526)

49,178	49,539	(361)	2.55	2.82	(0.27)	Total interest bearing deposits	315,701	350,985	(35,284)	(36,786)	1,502

15,034	14,968	66				Non-interest bearing demand deposits

64,212	64,507	(295)	1.96	2.16	(0.20)	Total deposits	315,701	350,985	(35,284)	(36,786)	1,502

73	101	(28)	5.09	5.62	(0.53)	Short-term borrowings	928	1,430	(502)	(139)	(363)
923	950	(27)	5.39	5.32	0.07	Other medium and long-term debt	12,379	12,560	(181)	(78)	(103)

50,174	50,590	(416)	2.61	2.87	(0.26)	Total interest bearing liabilities (excluding demand deposits)	329,008	364,975	(35,967)	(37,003)	1,036

4,974	4,853	121				Other sources of funds

$70,182	$70,411	$(229)	1.87%	2.06%	(0.19)%	Total source of funds	329,008	364,975	(35,967)	(37,003)	1,036

			3.62%	3.47%	0.15%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	638,563	612,937	25,626	$22,772	$2,854

			2.88%	2.66%	0.22%	Net interest spread

						Taxable equivalent adjustment	47,804	40,464	7,340

			3.35%	3.24%	0.11%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$590,759	$572,473	$18,286

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended December 31, 2024 and December 31, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Dec-24	31-Dec-23	Variance	31-Dec-24	31-Dec-23	Variance		31-Dec-24	31-Dec-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,571	$7,307	$(736)	4.80%	5.47%	(0.67)%	Money market investments	$79,301	$100,840	$(21,539)	$(11,942)	$(9,597)
27,015	27,099	(84)	2.92	2.28	0.64	Investment securities [1]	198,116	155,118	42,998	42,953	45
32	31	1	5.82	3.72	2.10	Trading securities	470	293	177	169	8

33,618	34,437	(819)	3.29	2.96	0.33	Total money market, investment and trading securities	277,887	256,251	21,636	31,180	(9,544)

						Loans:
18,297	17,251	1,046	6.84	6.71	0.13	Commercial	314,615	291,791	22,824	4,898	17,926
1,204	927	277	8.38	9.04	(0.66)	Construction	25,352	21,131	4,221	(1,696)	5,917
1,898	1,707	191	7.03	6.60	0.43	Leasing	33,361	28,174	5,187	1,913	3,274
8,039	7,626	413	5.78	5.83	(0.05)	Mortgage	116,254	111,215	5,039	(941)	5,980
3,218	3,215	3	13.79	13.43	0.36	Consumer	111,538	108,859	2,679	1,890	789
3,908	3,722	186	9.02	8.61	0.41	Auto	88,564	80,731	7,833	3,705	4,128

36,564	34,448	2,116	7.51	7.41	0.10	Total loans	689,684	641,901	47,783	9,769	38,014

$70,182	$68,885	$1,297	5.49%	5.18%	0.31%	Total earning assets	$967,571	$898,152	$69,419	$40,949	$28,470

						Interest bearing deposits:
$25,954	$25,027	$927	3.21%	3.60%	(0.39)%	NOW and money market [2]	$209,227	$227,079	$(17,852)	$(23,319)	$5,467
14,246	14,934	(688)	0.88	0.85	0.03	Savings	31,341	32,073	(732)	795	(1,527)
8,978	8,288	690	3.33	2.87	0.46	Time deposits	75,133	60,048	15,085	8,706	6,379

49,178	48,249	929	2.55	2.62	(0.07)	Total interest bearing deposits	315,701	319,200	(3,499)	(13,818)	10,319

15,034	15,017	17				Non-interest bearing demand deposits

64,212	63,266	946	1.96	2.00	(0.04)	Total deposits	315,701	319,200	(3,499)	(13,818)	10,319

73	94	(21)	5.09	5.64	(0.55)	Short-term borrowings	928	1,342	(414)	(109)	(305)
923	1,018	(95)	5.39	5.04	0.35	Other medium and long-term debt	12,379	12,770	(391)	(22)	(369)

50,174	49,361	813	2.61	2.68	(0.07)	Total interest bearing liabilities (excluding demand deposits)	329,008	333,312	(4,304)	(13,949)	9,645

4,974	4,507	467				Other sources of funds

$70,182	$68,885	$1,297	1.87%	1.92%	(0.05)%	Total source of funds	329,008	333,312	(4,304)	(13,949)	9,645

			3.62%	3.26%	0.36%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	638,563	564,840	73,723	$54,898	$18,825

			2.88%	2.50%	0.38%	Net interest spread

						Taxable equivalent adjustment	47,804	30,660	17,144

			3.35%	3.08%	0.27%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$590,759	$534,180	$56,579

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Dec-24	31-Dec-23	Variance	31-Dec-24	31-Dec-23	Variance		31-Dec-24	31-Dec-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,641	$7,052	$(411)	5.30%	5.20%	0.10%	Money market investments	$352,194	$366,625	$(14,431)	$7,241	$(21,672)
27,955	27,926	29	2.89	2.20	0.69	Investment securities [1]	808,458	615,758	192,700	190,942	1,758
30	32	(2)	5.23	4.32	0.91	Trading securities	1,583	1,376	207	280	(73)

34,626	35,010	(384)	3.36	2.81	0.55	Total money market, investment and trading securities	1,162,235	983,759	178,476	198,463	(19,987)

						Loans:
17,855	16,469	1,386	6.86	6.55	0.31	Commercial	1,224,856	1,079,171	145,685	52,298	93,387
1,099	816	283	8.81	8.86	(0.05)	Construction	96,778	72,309	24,469	(478)	24,947
1,820	1,650	170	6.90	6.38	0.52	Leasing	125,652	105,309	20,343	8,944	11,399
7,873	7,482	391	5.70	5.55	0.15	Mortgage	448,880	414,992	33,888	11,819	22,069
3,211	3,115	96	13.90	13.19	0.71	Consumer	446,357	410,910	35,447	19,564	15,883
3,843	3,633	210	8.90	8.39	0.51	Auto	342,075	304,660	37,415	19,382	18,033

35,701	33,165	2,536	7.52	7.20	0.32	Total loans	2,684,598	2,387,351	297,247	111,529	185,718

$70,327	$68,175	$2,152	5.47%	4.94%	0.53%	Total earning assets	$3,846,833	$3,371,110	$475,723	$309,992	$165,731

						Interest bearing deposits:
$25,978	$24,563	$1,415	3.52%	3.10%	0.42%	NOW and money market [2]	$913,624	$761,647	$151,977	$113,249	$38,728
14,499	14,900	(401)	0.91	0.68	0.23	Savings	132,476	101,334	31,142	30,406	736
8,903	7,776	1,127	3.26	2.41	0.85	Time deposits	290,021	187,043	102,978	65,045	37,933

49,380	47,239	2,141	2.71	2.22	0.49	Total interest bearing deposits	1,336,121	1,050,024	286,097	208,700	77,397

15,065	15,307	(242)				Non-interest bearing demand deposits

64,445	62,546	1,899	2.07	1.68	0.39	Total deposits	1,336,121	1,050,024	286,097	208,700	77,397

85	143	(58)	5.53	5.12	0.41	Short-term borrowings	4,676	7,329	(2,653)	540	(3,193)
962	1,109	(147)	5.22	5.09	0.13	Other medium and long-term debt	50,178	56,430	(6,252)	962	(7,214)

50,427	48,491	1,936	2.76	2.30	0.46	Total interest bearing liabilities (excluding demand deposits)	1,390,975	1,113,783	277,192	210,202	66,990

4,837	4,377	460				Other sources of funds

$70,329	$68,175	$2,154	1.98%	1.63%	0.35%	Total source of funds	1,390,975	1,113,783	277,192	210,202	66,990

			3.49%	3.31%	0.18%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	2,455,858	2,257,327	198,531	$99,790	$98,741

			2.71%	2.64%	0.07%	Net interest spread

						Taxable equivalent adjustment	173,570	125,803	47,767

			3.24%	3.13%	0.11%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$2,282,288	$2,131,524	$150,764

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23	Q4 2024 vs.Q3 2024	Q4 2024 vs.Q4 2023	31-Dec-24	31-Dec-23	2024 vs. 2023
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$7,315	$7,559	$7,898	$(244)	$(583)	$30,227	$32,981	$(2,754)
Mortgage servicing rights fair value adjustments	(1,090)	(4,896)	(1,204)	3,806	114	(11,370)	(11,589)	219

Total mortgage servicing fees, net of fair value adjustments	6,225	2,663	6,694	3,562	(469)	18,857	21,392	(2,535)

Net (loss) gain on sale of loans, including valuation on loans held-for-sale	(79)	320	45	(399)	(124)	317	(88)	405

Trading account profit (loss):
Unrealized gains (loss) on outstanding derivative positions	72	(44)	(298)	116	370	185	(138)	323
Realized gains (loss) on closed derivative positions	99	(261)	(47)	360	146	(150)	614	(764)

Total trading account profit (loss)	171	(305)	(345)	476	516	35	476	(441)

Losses on repurchased loans, including interest advances	(11)	(8)	(6)	(3)	(5)	(150)	(283)	133

Total mortgage banking activities	$6,306	$2,670	$6,388	$3,636	$(82)	$19,059	$21,497	$(2,438)

Other Service Fees

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23	Q4 2024 vs.Q3 2024	Q4 2024 vs.Q4 2023	31-Dec-24	31-Dec-23	2024 vs. 2023
Other service fees:
Debit card fees [1]	$26,903	$26,197	$25,489	$706	$1,414	$105,810	$99,632	$6,178
Insurance fees	14,619	15,422	16,739	(803)	(2,120)	58,098	60,220	(2,122)
Credit card fees [1]	30,803	31,262	29,894	(459)	909	122,380	120,040	2,340
Sale and administration of investment products	9,549	8,387	6,862	1,162	2,687	33,213	26,316	6,897
Trust fees	6,635	6,715	6,716	(80)	(81)	26,679	25,472	1,207
Other fees	10,841	10,765	10,992	76	(151)	43,053	42,760	293

Total other service fees	$99,350	$98,748	$96,692	$602	$2,658	$389,233	$374,440	$14,793

[1]

Effective in the third quarter of 2024, the Corporation is reclassifying certain interchange fees, which were previously included jointly with credit card fees from common network activity, as debit card fees. Interchange fees amounting to $11.3 million and $10.9 million, were reclassified for the first and second quarters of 2024, respectively. For the quarter and year to date ended December 31, 2023, interchange fees of approximately $11.5 million and $45.3 million were reclassified.

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table H - Consolidated Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(Dollars in thousands)	31-Dec-24	30-Sep-24	31-Dec-23	Q4 2024 vs.Q3 2024	% of Change	Q4 2024 vs.Q4 2023	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,399,620	$2,405,302	$2,415,620	$(5,682)	(0.24%)	$(16,000)	(0.66%)
Commercial real estate non-owner occupied	5,363,235	5,185,381	5,087,421	177,854	3.43%	275,814	5.42%
Commercial real estate owner occupied	3,157,746	3,092,393	3,080,635	65,353	2.11%	77,111	2.50%
Commercial and industrial	7,741,562	7,400,553	7,126,121	341,009	4.61%	615,441	8.64%
Total Commercial	18,662,163	18,083,629	17,709,797	578,534	3.20%	952,366	5.38%
Construction	1,263,792	1,113,307	959,280	150,485	13.52%	304,512	31.74%
Leasing	1,925,405	1,887,052	1,731,809	38,353	2.03%	193,596	11.18%
Mortgage	8,114,183	7,993,348	7,695,917	120,835	1.51%	418,266	5.43%
Consumer
Credit cards	1,218,079	1,186,893	1,135,747	31,186	2.63%	82,332	7.25%
Home equity lines of credit	73,571	69,691	65,953	3,880	5.57%	7,618	11.55%
Personal	1,855,244	1,873,175	1,945,247	(17,931)	(0.96%)	(90,003)	(4.63%)
Auto	3,823,437	3,818,607	3,660,780	4,830	0.13%	162,657	4.44%
Other	171,778	169,265	160,441	2,513	1.48%	11,337	7.07%
Total Consumer	7,142,109	7,117,631	6,968,168	24,478	0.34%	173,941	2.50%

Total loans held-in-portfolio	$37,107,652	$36,194,967	$35,064,971	$912,685	2.52%	$2,042,681	5.83%
Loans held-for-sale:
Mortgage	$5,423	$5,509	$4,301	$(86)	(1.56%)	$1,122	26.09%

Total loans held-for-sale	$5,423	$5,509	$4,301	$(86)	(1.56%)	$1,122	26.09%

Total loans	$37,113,075	$36,200,476	$35,069,272	$912,599	2.52%	$2,043,803	5.83%

Deposits - Ending Balances

				Variance
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23	Q4 2024 vs. Q3 2024	% of Change	Q4 2024 vs.Q4 2023	% of Change
Non-P.R. government deposits:
Demand deposits	$15,139,555	$15,276,071	$15,419,624	$(136,516)	(0.89%)	$(280,069)	(1.82%)
Savings, NOW and money market deposits (non-brokered)	21,177,506	20,584,328	21,541,261	593,178	2.88%	(363,755)	(1.69%)
Savings, NOW and money market deposits (brokered)	736,225	735,231	719,453	994	0.14%	16,772	2.33%
Time deposits (non-brokered)	7,476,924	7,363,477	6,914,035	113,447	1.54%	562,889	8.14%
Time deposits (brokered CDs)	890,704	993,522	955,754	(102,818)	(10.35%)	(65,050)	(6.81%)

Sub-total non-P.R. government deposits	45,420,914	44,952,629	45,550,127	468,285	1.04%	(129,213)	(0.28%)

P.R. government deposits:
Demand deposits [1]	11,730,273	11,088,511	12,159,430	641,762	5.79%	(429,157)	(3.53%)
Savings, NOW and money market deposits (non-brokered)	7,087,904	6,903,370	5,276,583	184,534	2.67%	1,811,321	34.33%
Time deposits (non-brokered)	645,254	723,991	632,103	(78,737)	(10.88%)	13,151	2.08%

Sub-total P.R. government deposits	19,463,431	18,715,872	18,068,116	747,559	3.99%	1,395,315	7.72%

Total deposits	$64,884,345	$63,668,501	$63,618,243	$1,215,844	1.91%	$1,266,102	1.99%

[1]	Includes interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

31-Dec-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,491	$113	$79	$1,683	$306,318	$308,001	$79	$—
Commercial real estate:
Non-owner occupied	3,103	586	6,429	10,118	3,236,385	3,246,503	6,429	—
Owner occupied	11,054	808	25,258	37,120	1,338,791	1,375,911	25,258	—
Commercial and industrial	5,738	2,712	23,895	32,345	5,314,549	5,346,894	19,335	4,560
Construction	1,039	—	—	1,039	211,251	212,290	—	—
Mortgage	262,222	116,694	365,759	744,675	6,065,206	6,809,881	158,442	207,317
Leasing	23,991	6,062	9,588	39,641	1,885,764	1,925,405	9,588	—
Consumer:
Credit cards	17,399	11,719	29,960	59,078	1,158,975	1,218,053	—	29,960
Home equity lines of credit	16	129	—	145	1,895	2,040	—	—
Personal	19,503	13,005	20,269	52,777	1,697,600	1,750,377	20,269	—
Auto	111,358	27,858	51,792	191,008	3,632,429	3,823,437	51,792	—
Other	1,816	277	1,312	3,405	156,824	160,229	899	413

Total	$458,730	$179,963	$534,341	$1,173,034	$25,005,987	$26,179,021	$292,091	$242,250

30-Sep-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,866	$—	$87	$1,953	$303,581	$305,534	$87	$—
Commercial real estate:
Non-owner occupied	170	174	7,493	7,837	3,140,418	3,148,255	7,493	—
Owner occupied	1,544	1,681	26,600	29,825	1,374,025	1,403,850	26,600	—
Commercial and industrial	19,074	6,694	23,819	49,587	5,126,538	5,176,125	19,639	4,180
Construction	—	—	—	—	190,343	190,343	—	—
Mortgage	246,220	122,592	359,986	728,798	5,966,619	6,695,417	157,920	202,066
Leasing	19,840	4,661	7,367	31,868	1,855,184	1,887,052	7,367	—
Consumer:
Credit cards	16,210	11,415	27,214	54,839	1,132,050	1,186,889	—	27,214
Home equity lines of credit	—	—	—	—	2,131	2,131	—	—
Personal	21,726	13,153	21,007	55,886	1,698,195	1,754,081	20,992	15
Auto	104,363	26,090	47,828	178,281	3,640,326	3,818,607	47,828	—
Other	727	500	1,188	2,415	154,775	157,190	889	299

Total	$431,740	$186,960	$522,589	$1,141,289	$24,584,185	$25,725,474	$288,815	$233,774

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(375)	$113	$(8)	$(270)	$2,737	$2,467	$(8)	$—
Commercial real estate:
Non-owner occupied	2,933	412	(1,064)	2,281	95,967	98,248	(1,064)	—
Owner occupied	9,510	(873)	(1,342)	7,295	(35,234)	(27,939)	(1,342)	—
Commercial and industrial	(13,336)	(3,982)	76	(17,242)	188,011	170,769	(304)	380
Construction	1,039	—	—	1,039	20,908	21,947	—	—
Mortgage	16,002	(5,898)	5,773	15,877	98,587	114,464	522	5,251
Leasing	4,151	1,401	2,221	7,773	30,580	38,353	2,221	—
Consumer:
Credit cards	1,189	304	2,746	4,239	26,925	31,164	—	2,746
Home equity lines of credit	16	129	—	145	(236)	(91)	—	—
Personal	(2,223)	(148)	(738)	(3,109)	(595)	(3,704)	(723)	(15)
Auto	6,995	1,768	3,964	12,727	(7,897)	4,830	3,964	—
Other	1,089	(223)	124	990	2,049	3,039	10	114

Total	$26,990	$(6,997)	$11,752	$31,745	$421,802	$453,547	$3,276	$8,476

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Dec-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$5,443	$8,700	$14,143	$2,077,476	$2,091,619	$8,700	$—
Commercial real estate:
Non-owner occupied	6,792	—	8,015	14,807	2,101,925	2,116,732	8,015	—
Owner occupied	—	—	5,191	5,191	1,776,644	1,781,835	5,191	—
Commercial and industrial	10,336	5,323	1,938	17,597	2,377,071	2,394,668	1,748	190
Construction	—	—	—	—	1,051,502	1,051,502	—	—
Mortgage	18,148	5,417	29,890	53,455	1,250,847	1,304,302	29,890	—
Consumer:
Credit cards	—	—	—	—	26	26	—	—
Home equity lines of credit	530	986	3,393	4,909	66,622	71,531	3,393	—
Personal	1,808	1,509	1,741	5,058	99,809	104,867	1,741	—
Other	514	—	11	525	11,024	11,549	11	—

Total	$38,128	$18,678	$58,879	$115,685	$10,812,946	$10,928,631	$58,689	$190

30-Sep-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,060	$—	$8,700	$9,760	$2,090,008	$2,099,768	$8,700	$—
Commercial real estate:
Non-owner occupied	10,330	3,013	2,282	15,625	2,021,501	2,037,126	2,282	—
Owner occupied	250	1,825	22,248	24,323	1,664,220	1,688,543	22,248	—
Commercial and industrial	11,478	2,312	5,443	19,233	2,205,195	2,224,428	5,246	197
Construction	—	34,349	—	34,349	888,615	922,964	—	—
Mortgage	899	3,640	28,434	32,973	1,264,958	1,297,931	28,434	—
Consumer:
Credit cards	—	—	—	—	4	4	—	—
Home equity lines of credit	74	984	3,834	4,892	62,668	67,560	3,834	—
Personal	1,696	2,015	1,837	5,548	113,546	119,094	1,837	—
Other	10	508	2	520	11,555	12,075	2	—

Total	$25,797	$48,646	$72,780	$147,223	$10,322,270	$10,469,493	$72,583	$197

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(1,060)	$5,443	$—	$4,383	$(12,532)	$(8,149)	$—	$—
Commercial real estate:
Non-owner occupied	(3,538)	(3,013)	5,733	(818)	80,424	79,606	5,733	—
Owner occupied	(250)	(1,825)	(17,057)	(19,132)	112,424	93,292	(17,057)	—
Commercial and industrial	(1,142)	3,011	(3,505)	(1,636)	171,876	170,240	(3,498)	(7)
Construction	—	(34,349)	—	(34,349)	162,887	128,538	—	—
Mortgage	17,249	1,777	1,456	20,482	(14,111)	6,371	1,456	—
Consumer:
Credit cards	—	—	—	—	22	22	—	—
Home equity lines of credit	456	2	(441)	17	3,954	3,971	(441)	—
Personal	112	(506)	(96)	(490)	(13,737)	(14,227)	(96)	—
Other	504	(508)	9	5	(531)	(526)	9	—

Total	$12,331	$(29,968)	$(13,901)	$(31,538)	$490,676	$459,138	$(13,894)	$(7)

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

31-Dec-24
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$1,491	$5,556	$8,779	$15,826	$2,383,794	$2,399,620	$8,779	$—
Commercial real estate:
Non-owner occupied	9,895	586	14,444	24,925	5,338,310	5,363,235	14,444	—
Owner occupied	11,054	808	30,449	42,311	3,115,435	3,157,746	30,449	—
Commercial and industrial	16,074	8,035	25,833	49,942	7,691,620	7,741,562	21,083	4,750
Construction	1,039	—	—	1,039	1,262,753	1,263,792	—	—
Mortgage	280,370	122,111	395,649	798,130	7,316,053	8,114,183	188,332	207,317
Leasing	23,991	6,062	9,588	39,641	1,885,764	1,925,405	9,588	—
Consumer:
Credit cards	17,399	11,719	29,960	59,078	1,159,001	1,218,079	—	29,960
Home equity lines of credit	546	1,115	3,393	5,054	68,517	73,571	3,393	—
Personal	21,311	14,514	22,010	57,835	1,797,409	1,855,244	22,010	—
Auto	111,358	27,858	51,792	191,008	3,632,429	3,823,437	51,792	—
Other	2,330	277	1,323	3,930	167,848	171,778	910	413

Total	$496,858	$198,641	$593,220	$1,288,719	$35,818,933	$37,107,652	$350,780	$242,440

30-Sep-24
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual loans	Accruing loans
(In thousands)	days	days	or more	past due	Current	Loans HIP
Commercial multi-family	$2,926	$—	$8,787	$11,713	$2,393,589	$2,405,302	$8,787	$—
Commercial real estate:
Non-owner occupied	10,500	3,187	9,775	23,462	5,161,919	5,185,381	9,775	—
Owner occupied	1,794	3,506	48,848	54,148	3,038,245	3,092,393	48,848	—
Commercial and industrial	30,552	9,006	29,262	68,820	7,331,733	7,400,553	24,885	4,377
Construction	—	34,349	—	34,349	1,078,958	1,113,307	—	—
Mortgage	247,119	126,232	388,420	761,771	7,231,577	7,993,348	186,354	202,066
Leasing	19,840	4,661	7,367	31,868	1,855,184	1,887,052	7,367	—
Consumer:
Credit cards	16,210	11,415	27,214	54,839	1,132,054	1,186,893	—	27,214
Home equity lines of credit	74	984	3,834	4,892	64,799	69,691	3,834	—
Personal	23,422	15,168	22,844	61,434	1,811,741	1,873,175	22,829	15
Auto	104,363	26,090	47,828	178,281	3,640,326	3,818,607	47,828	—
Other	737	1,008	1,190	2,935	166,330	169,265	891	299

Total	$457,537	$235,606	$595,369	$1,288,512	$34,906,455	$36,194,967	$361,398	$233,971

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(1,435)	$5,556	$(8)	$4,113	$(9,795)	$(5,682)	$(8)	$—
Commercial real estate:
Non-owner occupied	(605)	(2,601)	4,669	1,463	176,391	177,854	4,669	—
Owner occupied	9,260	(2,698)	(18,399)	(11,837)	77,190	65,353	(18,399)	—
Commercial and industrial	(14,478)	(971)	(3,429)	(18,878)	359,887	341,009	(3,802)	373
Construction	1,039	(34,349)	—	(33,310)	183,795	150,485	—	—
Mortgage	33,251	(4,121)	7,229	36,359	84,476	120,835	1,978	5,251
Leasing	4,151	1,401	2,221	7,773	30,580	38,353	2,221	—
Consumer:
Credit cards	1,189	304	2,746	4,239	26,947	31,186	—	2,746
Home equity lines of credit	472	131	(441)	162	3,718	3,880	(441)	—
Personal	(2,111)	(654)	(834)	(3,599)	(14,332)	(17,931)	(819)	(15)
Auto	6,995	1,768	3,964	12,727	(7,897)	4,830	3,964	—
Other	1,593	(731)	133	995	1,518	2,513	19	114

Total	$39,321	$(36,965)	$(2,149)	$207	$912,478	$912,685	$(10,618)	$8,469

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	31-Dec-24	As a % of loans HIP by category	30-Sep-24	As a % of loans HIP by category	31-Dec-23	As a % of loans HIP by category	Q4 2024 vs. Q3 2024	Q4 2024 vs. Q4 2023
Non-accrual loans:
Commercial
Commercial multi-family	$8,779	0.4%	$8,787	0.4%	$1,991	0.1%	$(8)	$6,788
Commercial real estate non-owner occupied	14,444	0.3	9,775	0.2	9,862	0.2	4,669	4,582
Commercial real estate owner occupied	30,449	1.0	48,848	1.6	35,704	1.2	(18,399)	(5,255)
Commercial and industrial	21,083	0.3	24,885	0.3	36,598	0.5	(3,802)	(15,515)
Total Commercial	74,755	0.4	92,295	0.5	84,155	0.5	(17,540)	(9,400)
Construction	—	—	—	—	6,378	0.7	—	(6,378)
Leasing	9,588	0.5	7,367	0.4	8,632	0.5	2,221	956
Mortgage	188,332	2.3	186,354	2.3	186,297	2.4	1,978	2,035
Consumer
Home equity lines of credit	3,393	4.6	3,834	5.5	3,733	5.7	(441)	(340)
Personal	22,010	1.2	22,829	1.2	21,836	1.1	(819)	174
Auto	51,792	1.4	47,828	1.3	45,615	1.2	3,964	6,177
Other Consumer	910	0.5	891	0.5	965	0.6	19	(55)
Total Consumer	78,105	1.1	75,382	1.1	72,149	1.0	2,723	5,956

Total non-performing loans held-in-portfolio	350,780	0.9%	361,398	1.0%	357,611	1.0%	(10,618)	(6,831)
Other real estate owned (“OREO”)	57,268		63,028		80,416		(5,760)	(23,148)

Total non-performing assets [1]	$408,048		$424,426		$438,027		$(16,378)	$(29,979)

Accruing loans past due 90 days or more [2]	$242,440		$233,971		$268,471		$8,469	$(26,031)

Ratios:
Non-performing assets to total assets	0.56%		0.60%		0.62%
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.95		1.00		1.02
Allowance for credit losses to loans held-in-portfolio	2.01		2.06		2.08
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	212.68		205.96		203.95

[1]	There were no non-performing loans held-for-sale as of December 31, 2024, September 30, 2024 and December 31, 2023.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $9 million at December 31, 2024, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (September 30, 2024 - $9 million; December 31, 2023 - $11 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $65 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2024 (September 30, 2024 - $70 million; December 31, 2023 - $106 million). Furthermore, the Corporation has approximately $31 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (September 30, 2024 - $32 million; December 31, 2023 - $38 million).

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended 31-Dec-24			Quarter ended 30-Sep-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$53,819	$38,476	$92,295	$56,170	$37,763	$93,933
Plus:
New non-performing loans	2,915	9,203	12,118	4,460	2,582	7,042
Advances on existing non-performing loans	—	9	9	—	3	3
Less:
Non-performing loans transferred to OREO	(78)	—	(78)	—	—	—
Non-performing loans charged-off	(701)	(835)	(1,536)	(4,085)	(82)	(4,167)
Loans returned to accrual status / loan collections	(4,854)	(23,199)	(28,053)	(2,726)	(1,790)	(4,516)

Ending balance NPLs	$51,101	$23,654	$74,755	$53,819	$38,476	$92,295

Mortgage loans held-in-portfolio:
	Quarter ended 31-Dec-24			Quarter ended 30-Sep-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$157,920	$28,434	$186,354	$163,790	$11,554	$175,344
Plus:
New non-performing loans	44,670	4,637	49,307	32,125	20,386	52,511
Advances on existing non-performing loans	—	21	21	—	29	29
Less:
Non-performing loans transferred to OREO	(3,829)	—	(3,829)	(4,016)	—	(4,016)
Non-performing loans charged-off	(12)	—	(12)	54	—	54
Loans returned to accrual status / loan collections	(40,307)	(3,202)	(43,509)	(34,033)	(3,535)	(37,568)

Ending balance NPLs	$158,442	$29,890	$188,332	$157,920	$28,434	$186,354

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended 31-Dec-24			Quarter ended 30-Sep-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$211,739	$66,910	$278,649	$219,960	$49,317	$269,277
Plus:
New non-performing loans	47,585	13,840	61,425	36,585	22,968	59,553
Advances on existing non-performing loans	—	30	30	—	32	32
Less:
Non-performing loans transferred to OREO	(3,907)	—	(3,907)	(4,016)	—	(4,016)
Non-performing loans charged-off	(713)	(835)	(1,548)	(4,031)	(82)	(4,113)
Loans returned to accrual status / loan collections	(45,161)	(26,401)	(71,562)	(36,759)	(5,325)	(42,084)

Ending balance NPLs	$209,543	$53,544	$263,087	$211,739	$66,910	$278,649

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	31-Dec-24	30-Sep-24	31-Dec-23
Balance at beginning of period - loans held-in-portfolio	$744,320	$730,077	$711,068
Provision for credit losses	69,129	72,769	75,218
Initial allowance for credit losses - PCD Loans	8	3	2

	813,457	802,849	786,288
Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(2)	—	—
Commercial real estate non-owner occupied	(369)	10	(426)
Commercial real estate owner occupied	(473)	(1,554)	2,770
Commercial and industrial	2,000	4,729	1,535
Total Commercial	1,156	3,185	3,879
Construction	—	(1,036)	(1)
Leasing	3,615	2,256	3,677
Mortgage	(1,938)	(3,894)	(2,720)
Consumer:
Credit cards	16,854	14,857	10,811
Home equity lines of credit	(65)	(76)	(64)
Personal	23,358	22,186	20,405
Auto	19,028	16,901	15,582
Other Consumer	596	202	344
Total Consumer	59,771	54,070	47,078

Total net charged-off BPPR	$62,604	$54,581	$51,913

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(1)	(5)	(1)
Commercial real estate non-owner occupied	(362)	(8)	128
Commercial real estate owner occupied	135	(19)	(22)
Commercial and industrial	1,445	372	(159)
Total Commercial	1,217	340	(54)
Mortgage	(27)	(46)	(25)
Consumer:
Home equity lines of credit	(104)	(120)	(214)
Personal	3,728	3,751	5,302
Other Consumer	15	23	25
Total Consumer	3,639	3,654	5,113

Total net charged-off Popular U.S.	$4,829	$3,948	$5,034

Total loans charged-off - Popular, Inc.	$67,433	$58,529	$56,947

Balance at end of period - loans held-in-portfolio	$746,024	$744,320	$729,341

Balance at beginning of period - unfunded commitments	$18,384	$18,884	$13,284
Provision for credit losses (benefit)	(2,914)	(500)	3,722

Balance at end of period - unfunded commitments [1]	$15,470	$18,384	$17,006

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.74%	0.65%	0.66%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	102.52%	124.33%	132.08%
BPPR

Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.97%	0.86%	0.86%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	107.16%	141.34%	129.51%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.18%	0.15%	0.19%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	42.27%	(110.89)%	158.58%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

	Year ended
	31-Dec-24	31-Dec-23
(In thousands)	Total	Total
Balance at beginning of period - loans held-in-portfolio	$729,341	$720,302
Impact of adopting ASU-2022-02	—	(45,583)
Provision for credit losses (benefit)	258,441	201,539
Initial allowance for credit losses - PCD Loans	34	89

	987,816	876,347

Net loans charge-off (recovered)- BPPR
BPPR
Commercial:
Commercial multi-family	(3)	(1)
Commercial real estate non-owner occupied	(728)	(299)
Commercial real estate owner occupied	(914)	1,100
Commercial and industrial	17,859	(10,001)
Total Commercial	16,214	(9,201)
Construction	(1,036)	2,610
Leasing	12,256	7,039
Mortgage	(14,007)	(13,858)
Consumer
Credit Cards	59,381	32,231
Home equity lines of credit	4	(155)
Personal	88,459	62,394
Auto	60,032	34,968
Other Consumer	1,751	11,636
Total Consumer	209,627	141,074

Total net charged-off (recovered) BPPR	223,054	127,664

Net loans charge-off (recovered) - Popular U.S.
Commercial
Commercial multi-family	430	(5)
Commercial real estate non-owner occupied	(476)	(1,856)
Commercial real estate owner occupied	33	1,312
Commercial and industrial	3,213	2,005
Total Commercial	3,200	1,456
Construction	(100)	—
Mortgage	(115)	(210)
Consumer
Credit Cards	—	1
Home equity lines of credit	(755)	(494)
Personal	16,447	17,829
Other Consumer	61	159
Total Consumer	15,753	17,495

Total net charged-off (recovered) Popular U.S.	18,738	18,741

Total loans charged-off - Popular, Inc.	241,792	146,405

Net write- downs [2]	—	601

Balance at end of period - loans held-in-portfolio	$746,024	$729,341

Balance at beginning of period - unfunded commitments	$17,006	$8,805
Provision for credit losses (benefit)	(1,536)	8,201

Balance at end of period - unfunded commitments [1]	$15,470	$17,006

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.68%	0.44%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	106.89%	137.66%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.89%	0.55%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	113.80%	152.61%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.18%	0.19%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	24.62%	35.78%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.
[2]	Net write-downs are related to credit cards loans reclassified to held-for-sale during the quarter ended June 30, 2023.

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

	31-Dec-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$2,783	$308,001	0.90%
Commercial real estate - non-owner occupied	44,852	3,246,503	1.38%
Commercial real estate - owner occupied	37,355	1,375,911	2.71%
Commercial and industrial	130,136	5,346,894	2.43%

Total commercial	$215,126	$10,277,309	2.09%

Construction	2,743	212,290	1.29%
Mortgage	72,901	6,809,881	1.07%
Leasing	16,419	1,925,405	0.85%
Consumer:
Credit cards	99,130	1,218,053	8.14%
Home equity lines of credit	54	2,040	2.65%
Personal	91,296	1,750,377	5.22%
Auto	165,995	3,823,437	4.34%
Other consumer	7,002	160,229	4.37%

Total consumer	$363,477	$6,954,136	5.23%

Total	$670,666	$26,179,021	2.56%

	30-Sep-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$2,886	$305,534	0.94%
Commercial real estate - non-owner occupied	56,720	3,148,255	1.80%
Commercial real estate - owner occupied	38,511	1,403,850	2.74%
Commercial and industrial	123,131	5,176,125	2.38%

Total commercial	$221,248	$10,033,764	2.21%

Construction	3,704	190,343	1.95%
Mortgage	72,576	6,695,417	1.08%
Leasing	15,854	1,887,052	0.84%
Consumer:
Credit cards	92,694	1,186,889	7.81%
Home equity lines of credit	69	2,131	3.24%
Personal	92,067	1,754,081	5.25%
Auto	161,313	3,818,607	4.22%
Other consumer	6,649	157,190	4.23%

Total consumer	$352,792	$6,918,898	5.10%

Total	$666,174	$25,725,474	2.59%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(103)	$2,467	(0.04)%
Commercial real estate - non-owner occupied	(11,868)	98,248	(0.42)%
Commercial real estate - owner occupied	(1,156)	(27,939)	(0.03)%
Commercial and industrial	7,005	170,769	0.05%

Total commercial	$(6,122)	$243,545	(0.12)%

Construction	(961)	21,947	(0.66)%
Mortgage	325	114,464	(0.01)%
Leasing	565	38,353	0.01%
Consumer:
Credit cards	6,436	31,164	0.33%
Home equity lines of credit	(15)	(91)	(0.59)%
Personal	(771)	(3,704)	(0.03)%
Auto	4,682	4,830	0.12%
Other consumer	353	3,039	0.14%

Total consumer	$10,685	$35,238	0.13%

Total	$4,492	$453,547	(0.03)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

	31-Dec-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$6,453	$2,091,619	0.31%
Commercial real estate - non-owner occupied	9,642	2,116,732	0.46%
Commercial real estate - owner occupied	12,473	1,781,835	0.70%
Commercial and industrial	15,870	2,394,668	0.66%

Total commercial	$44,438	$8,384,854	0.53%

Construction	8,521	1,051,502	0.81%
Mortgage	9,508	1,304,302	0.73%
Consumer:
Credit cards	—	26	—%
Home equity lines of credit	1,449	71,531	2.03%
Personal	11,440	104,867	10.91%
Other consumer	2	11,549	0.02%

Total consumer	$12,891	$187,973	6.86%

Total	$75,358	$10,928,631	0.69%

	30-Sep-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$6,756	$2,099,768	0.32%
Commercial real estate - non-owner occupied	10,910	2,037,126	0.54%
Commercial real estate - owner occupied	14,404	1,688,543	0.85%
Commercial and industrial	13,230	2,224,428	0.59%

Total commercial	$45,300	$8,049,865	0.56%

Construction	9,510	922,964	1.03%
Mortgage	9,074	1,297,931	0.70%
Consumer:
Credit cards	—	4	—%
Home equity lines of credit	1,785	67,560	2.64%
Personal	12,475	119,094	10.47%
Other consumer	2	12,075	0.02%

Total consumer	$14,262	$198,733	7.18%

Total	$78,146	$10,469,493	0.75%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(303)	$(8,149)	(0.01)%
Commercial real estate - non-owner occupied	(1,268)	79,606	(0.08)%
Commercial real estate - owner occupied	(1,931)	93,292	(0.15)%
Commercial and industrial	2,640	170,240	0.07%

Total commercial	$(862)	$334,989	(0.03)%

Construction	(989)	128,538	(0.22)%
Mortgage	434	6,371	0.03%
Consumer:
Credit cards	—	22	—%
Home equity lines of credit	(336)	3,971	(0.61)%
Personal	(1,035)	(14,227)	0.44%
Other consumer	—	(526)	—%

Total consumer	$(1,371)	$(10,760)	(0.32)%

Total	$(2,788)	$459,138	(0.06)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

	31-Dec-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$9,236	$2,399,620	0.38%
Commercial real estate - non-owner occupied	54,494	5,363,235	1.02%
Commercial real estate - owner occupied	49,828	3,157,746	1.58%
Commercial and industrial	146,006	7,741,562	1.89%

Total commercial	$259,564	$18,662,163	1.39%

Construction	11,264	1,263,792	0.89%
Mortgage	82,409	8,114,183	1.02%
Leasing	16,419	1,925,405	0.85%
Consumer:
Credit cards	99,130	1,218,079	8.14%
Home equity lines of credit	1,503	73,571	2.04%
Personal	102,736	1,855,244	5.54%
Auto	165,995	3,823,437	4.34%
Other consumer	7,004	171,778	4.08%

Total consumer	$376,368	$7,142,109	5.27%

Total	$746,024	$37,107,652	2.01%

	30-Sep-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$9,642	$2,405,302	0.40%
Commercial real estate - non-owner occupied	67,630	5,185,381	1.30%
Commercial real estate - owner occupied	52,915	3,092,393	1.71%
Commercial and industrial	136,361	7,400,553	1.84%

Total commercial	$266,548	$18,083,629	1.47%

Construction	13,214	1,113,307	1.19%
Mortgage	81,650	7,993,348	1.02%
Leasing	15,854	1,887,052	0.84%
Consumer:
Credit cards	92,694	1,186,893	7.81%
Home equity lines of credit	1,854	69,691	2.66%
Personal	104,542	1,873,175	5.58%
Auto	161,313	3,818,607	4.22%
Other consumer	6,651	169,265	3.93%

Total consumer	$367,054	$7,117,631	5.16%

Total	$744,320	$36,194,967	2.06%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(406)	$(5,682)	(0.02)%
Commercial real estate - non-owner occupied	(13,136)	177,854	(0.28)%
Commercial real estate - owner occupied	(3,087)	65,353	(0.13)%
Commercial and industrial	9,645	341,009	0.05%

Total commercial	$(6,984)	$578,534	(0.08)%

Construction	(1,950)	150,485	(0.30)%
Mortgage	759	120,835	—%
Leasing	565	38,353	0.01%
Consumer:
Credit cards	6,436	31,186	0.33%
Home equity lines of credit	(351)	3,880	(0.62)%
Personal	(1,806)	(17,931)	(0.04)%
Auto	4,682	4,830	0.12%
Other consumer	353	2,513	0.15%

Total consumer	$9,314	$24,478	0.11%

Total	$1,704	$912,685	(0.05)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2024 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Dec-24	30-Sep-24	31-Dec-23
Total stockholders’ equity	$5,613,066	$5,790,514	$5,146,953
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(802,954)	(804,428)	(804,428)
Less: Other intangibles	(6,826)	(7,531)	(9,764)

Total tangible common equity	$4,781,143	$4,956,412	$4,310,618

Total assets	$73,045,383	$71,323,074	$70,758,155
Less: Goodwill	(802,954)	(804,428)	(804,428)
Less: Other intangibles	(6,826)	(7,531)	(9,764)

Total tangible assets	$72,235,603	$70,511,115	$69,943,963

Tangible common equity to tangible assets	6.62%	7.03%	6.16%
Common shares outstanding at end of period	70,141,291	71,787,349	72,153,621
Tangible book value per common share	$68.16	$69.04	$59.74

	Quarterly average
Total stockholders’ equity [1]	$6,620,766	$6,460,517	$6,072,871
Average unrealized (gains) losses on AFS securities transferred to HTM	505,791	550,971	683,077

Adjusted total stockholder’s equity	7,126,557	7,011,488	6,755,948

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,411)	(804,427)	(804,427)
Less: Other intangibles	(7,288)	(7,995)	(10,286)

Total tangible equity	$6,292,715	$6,176,923	$5,919,092
Return on average tangible common equity	11.22%	9.98%	6.32%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

	Year-to-date average
Total stockholders’ equity [1]	$6,480,598	$5,853,276
Average unrealized (gains) losses on AFS securities transferred to HTM	572,595	747,327

Adjusted total stockholder’s equity	7,053,193	6,600,603

Less: Preferred Stock	(22,143)	(22,143)
Less: Goodwill	(804,423)	(821,567)
Less: Other intangibles	(8,366)	(11,473)

Total tangible equity	$6,218,261	$5,745,420
Return on average tangible common equity	9.85%	9.40%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com